Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 12, 2024, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment, or renovation project, and that completion of anticipated or ongoing property development, redevelopment, or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2024.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress Brady	Brenda Pomar
Vice President, Investor Relations	Senior Director, Corporate Communications
301.998.8265	301.998.8316
lbrady@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Announces Operating Results for the Year and Quarter Ended December 31, 2023
NORTH BETHESDA, Md. (February 12, 2024) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its year and quarter ended December 31, 2023. For the year ended December 31, 2023 and 2022, net income available for common shareholders was $2.80 per diluted share and $4.71 per diluted share, respectively. For the three months ended December 31, 2023 and 2022, net income available for common shareholders was $0.76 per diluted share and $1.40 per diluted share, respectively. For the year ended December 31, 2023 and 2022, Federal Realty reported operating income of $406.5 million and $526.4 million, respectively. For the three months ended December 31, 2023 and 2022, operating income was $108.8 million and $155.1 million, respectively.
Highlights for the full year, fourth quarter and subsequent to quarter-end include:
•Generated funds from operations available to common shareholders (FFO) per diluted share of $6.55 for the year, compared to $6.32 in 2022. For the fourth quarter, generated FFO per diluted share of $1.64, compared to $1.58 for the fourth quarter 2022.
•Generated comparable property operating income (POI) excluding lease termination fees and prior period rents collected growth of 4.3% for the year 2023 and 4.4% for the fourth quarter.
•Continued robust levels of leasing with 100 signed comparable retail leases in the fourth quarter at a cash basis rollover of 12%, bringing 2023 to 408 signed leases for over 2 million square feet of comparable space.
◦Comparable leases represented 98% of total retail leases signed in the fourth quarter.
•Federal Realty’s portfolio was 92.2% occupied and 94.2% leased at quarter end.
•Continued strong small shop leasing, ending the quarter at 90.7% representing an increase of 70 basis points year-over-year.
•Announced second phase of residential redevelopment at Bala Cynwyd in Bala Cynwyd, PA at a projected cost of $90 - $95 million and projected return on investment (ROI) of 7%.
•Raised $685.0 million of capital in two separate financings:
◦$200.0 million mortgage loan secured by Bethesda Row.
◦$485.0 million of 3.25% Exchangeable Senior Notes due January 2029.
•Repaid $600.0 million 3.95% senior unsecured notes at maturity, January 16, 2024.

•Introduced 2024 earnings per diluted share guidance of $2.72 to $2.94 and 2024 FFO per diluted share guidance of $6.65 to $6.87.
“In 2023, Federal’s FFO per diluted share reached an all-time high, showcasing the Company's resilience in the face of elevated interest rates,” said Donald C. Wood, Federal Realty’s Chief Executive Officer. “Our multi-faceted business plan drove FFO growth, marked by continued growth in our comparable pool, contributions from our redevelopment and expansion program and accretive acquisition activity. We believe that Federal's high-quality open-air shopping centers and mixed-use communities located in the first-tier suburbs of major metropolitan markets remain the real-estate of choice for today’s top-tier tenants. We head into 2024 energized and optimistic, poised for another exceptional year ahead.”
Financial Results
Net Income
For the full year 2023, Federal Realty reported net income available for common shareholders of $229.0 million and earnings per diluted share of $2.80. This compares to net income available for common shareholders of $377.5 million and earnings per diluted share of $4.71 for the full year 2022, which included significant one-time gains from transaction activity.
For the fourth quarter 2023, net income available for common shareholders was $62.1 million and earnings per diluted share was $0.76 versus $113.7 million and $1.40, respectively, for the fourth quarter 2022.
FFO
For the full year 2023, Federal Realty generated funds from operations available for common shareholders (FFO) of $537.3 million, or $6.55 per diluted share. This compares to FFO of $509.2 million, or $6.32 per diluted share for the full year 2022.
For the fourth quarter 2023, FFO was $134.9 million, or $1.64 per diluted share, compared to $129.0 million, or $1.58 per diluted share for the fourth quarter 2022.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.
Operational Update
Occupancy
The portfolio was 92.2% occupied and 94.2% leased as of December 31, 2023.
Additionally, our comparable residential properties were 95.9% leased as of December 31, 2023.
Leasing Activity
For the full year 2023, Federal Realty signed 426 leases for 2,091,071 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty signed 408 leases for 2,027,373 square feet at an average rent of $36.75 per square foot compared to the average contractual rent of $33.43 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 10%, 22% on a straight-line basis. Comparable leases represented 96% of total comparable and non-comparable leases signed during 2023.
During the fourth quarter 2023, Federal Realty signed 102 leases for 398,378 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty signed 100 leases for 393,761 square feet at an average rent of $44.57 per square foot compared to the average contractual rent of $39.97 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 12%, 23% on a straight-line basis. Comparable leases represented 98% of total comparable and non-comparable leases signed during the fourth quarter 2023.
Redevelopment
Subsequent to quarter end, Federal Realty announced the second phase of residential redevelopment at Bala Cynwyd in Bala Cynwyd, PA. The redevelopment will include the demolition of a two level department store building to construct a new six story residential building with 217 residential units, 16,000 square feet of retail and a two-story parking structure with 234 parking stalls. The redevelopment has a projected cost of $90 - $95 million and projected ROI of 7%.
Financing Transactions
On December 28, 2023, one of our wholly-owned subsidiaries entered into a $200.0 million mortgage loan, which bears interest at SOFR plus a 95 basis point spread, matures on December 28, 2025, plus two one-year extensions, at our option, and is secured by our Bethesda Row property. The interest rate is effectively fixed at 5.03% through the initial maturity date.
On January 11, 2024, our Operating Partnership issued $485.0 million aggregate principal amount of 3.25% Exchangeable Senior Notes that mature on January 15, 2029, unless earlier exchanged, purchased or redeemed. See our Form 8-K filing on January 11, 2024 for additional information on this transaction.
On January 16, 2024, we repaid the $600.0 million 3.95% senior unsecured notes at maturity.
Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees declared a regular quarterly cash dividend of $1.09 per common share, resulting in an indicated annual rate of $4.36 per common share. The regular common dividend will be payable on April 15, 2024 to common shareholders of record as of March 13, 2024.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on April 15, 2024 to shareholders of record as of April 1, 2024.

2024 Initial Guidance

2024 Earnings per diluted share	$2.72 to $2.94
2024 FFO per diluted share	$6.65 to $6.87
The company's initial 2024 guidance is based on the following assumptions (1):

Comparable properties growth	2% - 3.5%
Comparable properties growth excluding prior period rents and lease termination fees	2.5% - 4%
Prior period rents (2)	$2 - $3 million
Lease termination fees	$4 - $7 million
Incremental redevelopment/expansion POI (3)	$9 - $12 million
General and administrative expenses	$48 - $52 million
Development/redevelopment capital	$100 - $150 million
Capitalized interest	$18 - $21 million
(1)Does not assume the impact of potential acquisitions or dispositions which have not closed as of January 31, 2024.
(2)Reflects amounts which were contractually deferred or payments renegotiated specifically related to the COVID-19 pandemic.
(3)Includes the expected additional POI to be recognized in 2024 compared to the amount recognized in 2023 from all of the redevelopments listed on page 16 of our supplemental information document filed on Form 8-K on February 12, 2024. Does not include any additional POI from "Active Property Improvement Projects."
Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its fourth quarter 2023 earnings conference call, which is scheduled for Monday, February 12, 2024 at 5:00 PM ET. To participate, please call 844-826-3035 or 412-317-5195 five to ten minutes prior to the call start time. The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through February 26, 2024 by dialing 844-512-2921 or 412-317-6671; Passcode: 10185405.
About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail-based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long-term, sustainable growth through investing in communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 102 properties include approximately 3,300 tenants, in 26 million commercial square feet, and approximately 3,100 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 56 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.

Safe Harbor Language
Certain matters discussed within this Press Release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 12, 2024 and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment, or renovation project, and that completion of anticipated or ongoing property development, redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Press Release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2024.

Federal Realty Investment Trust
Consolidated Income Statements
December 31, 2023
	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$291,532	$279,776	$1,131,041	$1,073,292
Mortgage interest income	280	281	1,113	1,086
Total revenue	291,812	280,057	1,132,154	1,074,378
EXPENSES
Rental expenses	62,256	62,769	231,666	228,958
Real estate taxes	33,437	33,196	131,429	127,824
General and administrative	13,100	13,590	50,707	52,636
Depreciation and amortization	82,421	79,165	321,763	302,409
Total operating expenses	191,214	188,720	735,565	711,827

Gain on deconsolidation of VIE	—	—	—	70,374
Gain on sale of real estate	8,179	63,760	9,881	93,483

OPERATING INCOME	108,777	155,097	406,470	526,408

OTHER INCOME/(EXPENSE)
Other interest income	912	585	4,687	1,072
Interest expense	(42,974)	(38,282)	(167,809)	(136,989)
Income from partnerships	375	292	3,869	5,170
NET INCOME	67,090	117,692	247,217	395,661
Net income attributable to noncontrolling interests	(2,987)	(1,999)	(10,232)	(10,170)
NET INCOME ATTRIBUTABLE TO THE TRUST	64,103	115,693	236,985	385,491
Dividends on preferred shares	(2,008)	(2,008)	(8,032)	(8,034)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$62,095	$113,685	$228,953	$377,457

EARNINGS PER COMMON SHARE, BASIC:
Net income available for common shareholders	$0.76	$1.40	$2.80	$4.71
Weighted average number of common shares	81,617	80,966	81,313	79,854
EARNINGS PER COMMON SHARE, DILUTED:
Net income available for common shareholders	$0.76	$1.40	$2.80	$4.71
Weighted average number of common shares	81,617	81,613	81,313	80,508

Federal Realty Investment Trust
Consolidated Balance Sheets
December 31, 2023
	December 31,	December 31,
	2023	2022
	(in thousands, except share and per share data)

ASSETS
Real estate, at cost
Operating (including $2,021,622 and $1,997,583 of consolidated variable interest entities, respectively)	$9,932,891	$9,441,945
Construction-in-progress (including $8,677 and $8,477 of consolidated variable interest entities, respectively)	613,296	662,554
	10,546,187	10,104,499
Less accumulated depreciation and amortization (including $416,663 and $362,921 of consolidated variable interest entities, respectively)	(2,963,519)	(2,715,817)
Net real estate	7,582,668	7,388,682
Cash and cash equivalents	250,825	85,558
Accounts and notes receivable, net	201,733	197,648
Mortgage notes receivable, net	9,196	9,456
Investment in partnerships	34,870	145,205
Operating lease right of use assets, net	86,993	94,569
Finance lease right of use assets, net	6,850	45,467
Prepaid expenses and other assets	263,377	267,406
TOTAL ASSETS	$8,436,512	$8,233,991
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $189,286 and $191,827 of consolidated variable interest entities, respectively)	$516,936	$320,615
Notes payable, net	601,945	601,077
Senior notes and debentures, net	3,480,296	3,407,701
Accounts payable and accrued expenses	174,714	190,340
Dividends payable	92,634	90,263
Security deposits payable	30,482	28,508
Operating lease liabilities	75,870	77,743
Finance lease liabilities	12,670	67,660
Other liabilities and deferred credits	225,443	237,699
Total liabilities	5,210,990	5,021,606
Commitments and contingencies
Redeemable noncontrolling interests	183,363	178,370
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $0.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 392,878 shares issued and outstanding	9,822	9,822
Common shares of beneficial interest, $0.01 par, 200,000,000 and 100,000,000 shares authorized, respectively, 82,775,286 and 81,342,959 shares issued and outstanding, respectively	833	818
Additional paid-in capital	3,959,276	3,821,801
Accumulated dividends in excess of net income	(1,160,474)	(1,034,186)
Accumulated other comprehensive income	4,052	5,757
Total shareholders’ equity of the Trust	2,963,509	2,954,012
Noncontrolling interests	78,650	80,003
Total shareholders’ equity	3,042,159	3,034,015
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,436,512	$8,233,991

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
December 31, 2023
	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$67,090	$117,692	$247,217	$395,661
Net income attributable to noncontrolling interests	(2,987)	(1,999)	(10,232)	(10,170)
Gain on deconsolidation of VIE	—	—	—	(70,374)
Gain on sale of real estate	(8,179)	(63,760)	(9,881)	(93,483)
Depreciation and amortization of real estate assets	72,897	70,582	285,689	266,741
Amortization of initial direct costs of leases	7,740	8,139	31,208	27,268
Funds from operations	136,561	130,654	544,001	515,643
Dividends on preferred shares (2)	(1,875)	(1,875)	(7,500)	(7,500)
Income attributable to downREIT operating partnership units	693	699	2,767	2,810
Income attributable to unvested shares	(474)	(445)	(1,955)	(1,797)
FFO	$134,905	$129,033	$537,313	$509,156
Weighted average number of common shares, diluted (2)(3)	82,346	81,707	82,044	80,603
FFO per diluted share (3)	$1.64	$1.58	$6.55	$6.32

Dividends and Payout Ratios
Regular common dividends declared	$90,219	$87,844	$355,241	$344,711
Dividend payout ratio as a percentage of FFO	67%	68%	66%	68%

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$31,370	$72,531	$193,298	$288,518
Tenant improvements and incentives	17,358	23,993	72,741	79,140
Total non-maintenance capital expenditures	48,728	96,524	266,039	367,658
Maintenance capital expenditures	8,643	11,981	22,358	35,910
Total capital expenditures	$57,371	$108,505	$288,397	$403,568

Other Information
Leasing costs	$7,272	$4,937	$23,896	$21,451
Share-based compensation expense (non-cash)	$3,477	$3,449	$14,308	$13,704

Noncontrolling Interests Supplemental Information (4)
Property operating income (1)	$4,268	$3,339	$15,426	$16,931
Depreciation and amortization	(1,809)	(1,873)	(7,305)	(8,405)
Interest expense	(165)	(166)	(656)	(1,166)
Net income	$2,294	$1,300	$7,465	$7,360
Notes:
(1)See Glossary of Terms.
(2)For the three months and year ended December 31, 2023 and 2022, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and are included in "weighted average number of common shares, diluted."
(3)For the three months and year ended December 31, 2023, the weighted average common shares used to compute FFO per diluted common share includes downREIT operating partnership units that were excluded from the computation of diluted EPS. Conversion of these operating partnership units is dilutive in the computation of FFO per diluted share, but is anti-dilutive for the computation of dilutive EPS for these periods.
(4)Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to downREIT operating partnership units."

Federal Realty Investment Trust
Components of Rental Income
December 31, 2023

Components of Rental Income (1)	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in thousands)
Minimum rents (2)
Commercial	$190,122	$180,746	$742,977	$700,517
Residential	26,667	25,482	102,740	98,233
Cost reimbursements	56,110	53,401	211,693	200,393
Percentage rents	5,962	6,156	19,308	18,803
Other (3)	13,497	12,637	53,835	51,374
Collectibility related impacts (4)	(826)	1,354	488	3,972
Total rental income	$291,532	$279,776	$1,131,041	$1,073,292
Notes:
(1)All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.
(2)Minimum rents include the following:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in millions)

Straight-line rents	$3.0	$3.9	$11.6	$18.3
Amortization of in-place leases	$3.0	$3.0	$12.6	$11.1
(3)Includes lease termination fees of $1.3 million and $1.1 million for the three months ended December 31, 2023 and 2022, respectively, and $6.9 million and $9.5 million for the year ended December 31, 2023 and 2022, respectively.
(4)Our collectability related impacts include the collection of approximately $1.1 million and $1.8 million, for the three months ended December 31, 2023 and 2022, respectively, and $5.1 million and $8.9 million for the year ended December 31, 2023 and 2022, respectively, of prior period rents which were contractually deferred or payments renegotiated specifically related to the COVID-19 pandemic.

Federal Realty Investment Trust
Comparable Property Information
December 31, 2023

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q4 include: Assembly Row Phase III, Darien Commons, Friendship Center, Huntington Shopping Center, Pike & Rose Phases III and IV, Willow Grove Shopping Center, and all properties acquired, disposed of, or not consolidated from Q4 2022 to Q4 2023. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period. The amounts shown below for the years ended December 31, 2023 and 2022 reflect the summation of our reported quarterly results.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended			Year Ended
	December 31,			December 31,
	2023	2022		2023	2022
	(in thousands)			(in thousands)
Operating income	$108,777	$155,097		$406,470	$526,408
Add:
Depreciation and amortization	82,421	79,165		321,763	302,409
General and administrative	13,100	13,590		50,707	52,636
Gain on deconsolidation of VIE	—	—		—	(70,374)
Gain on sale of real estate	(8,179)	(63,760)		(9,881)	(93,483)
Property operating income (POI)	196,119	184,092		769,059	717,596
Less: Non-comparable POI - acquisitions/dispositions	(872)	(961)		(21,423)	(11,218)
Less: Non-comparable POI - redevelopment, development & other	(14,822)	(9,696)		(63,005)	(42,934)
Comparable property POI	$180,425	$173,435		$684,631	$663,444

Additional information regarding the components of Comparable Property POI
	Three Months Ended			Year Ended
	December 31,		%	December 31,		%
	2023	2022	Change	2023	2022	Change
	(in thousands)			(in thousands)
Minimum rents (1)	$198,717	$192,857		$754,648	$731,273
Cost reimbursements	52,778	51,265		194,252	188,380
Other	14,448	13,889		49,644	51,846
Collectibility related impacts	174	1,495		1,121	3,839
Total property revenue	266,117	259,506		999,665	975,338

Rental expenses	(55,058)	(54,955)		(196,644)	(195,153)
Real estate taxes	(30,634)	(31,116)		(118,390)	(116,741)
Total property expenses	(85,692)	(86,071)		(315,034)	(311,894)

Comparable property POI	$180,425	$173,435	4.0%	$684,631	$663,444	3.2%
Less:
Lease termination fees	(1,281)	(1,066)		(6,640)	(9,340)
Prior period rents collected (2)	(993)	(1,746)		(4,346)	(8,103)
Comparable property POI excluding lease termination fees and prior period rents collected	$178,151	$170,623	4.4%	$673,645	$646,001	4.3%

Comparable Property - Summary of Capital Expenditures (3)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2023	2022		2023	2022
	(in thousands)			(in thousands)
Redevelopment and tenant improvements and incentives	$27,217	$41,964		$123,378	$147,454
Maintenance capital expenditures	8,569	12,026		21,464	34,607
	$35,786	$53,990		$144,842	$182,061

Comparable Property - Occupancy Statistics (3)
				At December 31,
				2023	2022
GLA - comparable commercial properties				24,538,000	24,578,000
Leased % - comparable commercial properties				94.0%	94.4%
Occupancy % - comparable commercial properties				92.0%	92.7%
Notes:
(1)For the three months ended December 31, 2023 and 2022, amount includes straight-line rents of $1.9 million and $2.9 million, respectively, and $6.7 million and $9.0 million for the year ended December 31, 2023 and 2022, respectively. For both the three months ended December 31, 2023 and 2022, amount includes amortization of in-place leases of $3.0 million, and $10.8 million and $10.6 million for the year ended December 31, 2023 and 2022, respectively.
(2)Amount represents collection of prior period rents which were contractually deferred or payment renegotiated specifically related to the COVID-19 pandemic.
(3)See page 10 for "Summary of Capital Expenditures" and page 26 for portfolio occupancy statistics for our entire portfolio.

Federal Realty Investment Trust
Market Data and Leverage and Liquidity Ratios
December 31, 2023
	December 31,
	2023	2022
	(in thousands, except per share data)
Market Data
Common shares outstanding and downREIT operating partnership units (1)	83,411	81,988
Market price per common share	$103.05	$101.04
Common equity market capitalization including downREIT operating partnership units	$8,595,504	$8,284,068

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	$25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	393	393
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$9,825	$9,825

Equity market capitalization	$8,755,329	$8,443,893

Total debt	$4,599,177	$4,329,393
Less: cash and cash equivalents	(250,825)	(85,558)
Total net debt (3)	$4,348,352	$4,243,835

Total market capitalization	$13,103,681	$12,687,728

Leverage and Liquidity Ratios
Total net debt to market capitalization at market price per common share	33%	33%
Ratio of EBITDAre to combined fixed charges and preferred share dividends, three months ended (4)(5)	3.5x	3.7x
Ratio of EBITDAre to combined fixed charges and preferred share dividends, year ended (4)(5)	3.6x	4.0x

Notes:
(1)Amounts include 635,431 and 644,554 downREIT operating partnership units outstanding at December 31, 2023 and 2022, respectively.
(2)These shares, issued March 8, 2007, are unregistered.
(3)Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.
(4)EBITDAre is reconciled to net income in the Glossary of Terms.
(5)Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor.

Federal Realty Investment Trust
Summary of Outstanding Debt
December 31, 2023
	As of December 31, 2023
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (7)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Azalea	11/1/2025	3.73%	$40,000
Bethesda Row	12/28/2025 (2)	5.03% (3)	200,000
Bell Gardens	8/1/2026	4.06%	11,531
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings)	12/15/2029	3.67% (3)	53,617
Various Hoboken (14 Buildings)	Various through 2029	3.91% to 5.00%	29,878
Chelsea	1/15/2031	5.36%	4,018
Subtotal			519,144
Net unamortized debt issuance costs and discount			(2,208)
Total mortgages payable, net			516,936		4.50%

Notes payable
Term Loan (4)(5)	4/16/2024	SOFR + 0.85%	600,000
Revolving Credit Facility (5)(6)	4/5/2027	SOFR + 0.775%	—
Various	Various through 2059	Various	2,387
Subtotal			602,387
Net unamortized debt issuance costs			(442)
Total notes payable, net			601,945		6.56%	(8)

Senior notes and debentures
Unsecured fixed rate
3.95% notes	1/15/2024	3.95%	600,000
1.25% notes	2/15/2026	1.25%	400,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
5.375% notes	5/1/2028	5.375%	350,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.625%	250,000
Subtotal			3,494,200
Net unamortized debt issuance costs and premium			(13,904)
Total senior notes and debentures, net			3,480,296		3.75%

Total debt, net			$4,599,177

Total fixed rate debt, net			$3,999,592	87%	3.85%
Total variable rate debt, net			599,585	13%	6.55%	(8)
Total debt, net			$4,599,177	100%	4.20%	(8)
Notes:
(1)Mortgages payable does not include our share of debt on our unconsolidated real estate partnerships. At December 31, 2023, our share of unconsolidated debt was approximately $62.4 million. At December 31, 2023, our noncontrolling interests' share of mortgages payable was $15.4 million.
(2)We have two one-year extensions, at our option to extend the maturity date to December 28, 2027.
(3)The mortgage loans have interest rate swap agreements that effectively fix the interest rate through the initial maturity date.
(4)On February 6, 2024, we extended the maturity date to April 16, 2025, with an additional one year extension at our option still available to further extend the loan to April 16, 2026.
(5)Our revolving credit facility SOFR loans bear interest at Daily Simple SOFR or Term SOFR and our term loan bears interest at Term SOFR as defined in the respective credit agreements, plus 0.10%, plus a spread, based on our current credit rating.
(6)The maximum amount drawn under our $1.25 billion revolving credit facility during the three months and year ended December 31, 2023 was $115.5 million for both periods. The weighted average interest rate on borrowings under our credit facility, before amortization of debt fees, for the three months and year ended December 31, 2023 was 6.19% and 5.90%, respectively.
(7)The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 8.
(8)The weighted average effective interest rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Debt Maturities
December 31, 2023
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Weighted Average Rate (6)
	(in thousands)
2024	$3,936	$600,000	(1)	$603,936		13.1%	3.7%
2025	3,822	44,298		48,120		1.0%	3.9%
2026	3,176	1,052,450	(2)	1,055,626		22.9%	4.6%
2027	2,679	890,682	(3)	893,361		19.4%	4.1%
2028	2,511	350,000	(4)	352,511		7.6%	5.7%	(7)
2029	2,329	458,105		460,434		10.0%	3.3%
2030	684	400,000		400,684		8.7%	3.7%
2031	59	—		59		—%	6.0%
2032	—	—		—		—%	—%
2033	—	—		—		—%	—%
Thereafter	—	801,000		801,000		17.3%	4.2%
Total	$19,196	$4,596,535		$4,615,731	(5)	100.0%

Notes:
The above table assumes all extension options are exercised.
(1)On January 16, 2024, we repaid our $600.0 million 3.95% senior unsecured notes at maturity.
(2)Our $600.0 million term loan had an original maturity date of April 16, 2024. On February 6, 2024, we extended the maturity date to April 16, 2025, with an additional one year extension at our option still available to further extend the loan to April 16, 2026.
(3)Our $200.0 million mortgage loan secured by Bethesda Row matures on December 28, 2025 plus two one-year extensions, at our option to December 28, 2027.
(4)Our $1.25 billion revolving credit facility matures on April 5, 2027, plus two six-month extensions at our option to April 5, 2028. As of December 31, 2023, there was no balance outstanding under this credit facility.
(5)The total debt maturities differ from the total reported on the consolidated balance sheet due to the debt issuance costs and unamortized net premium/discount on certain mortgage loans, notes payable, and senior notes as of December 31, 2023. The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures is approximately 6 years.
(6)The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
(7)The weighted average rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our $1.25 billion revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment and Expansion Opportunities
December 31, 2023

The following redevelopment opportunities are actively being worked on by the Trust. (1)

						Projected POI Delivered (2)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Actual 2023	Projected 2024
				(in millions)	(in millions)	(as a % of Total)
Santana West (3)	San Jose, CA	Development of a 376,000 square foot office building. 29,000 square feet of office space leased.	6%	$315 - $330	$228	—	—
Pike & Rose - 915 Meeting Street (3)	North Bethesda, MD	Development of a 266,000 square foot office building with 10,000 square feet of retail space. 172,000 square feet of office and 8,000 square feet of retail space leased.	6%	$185 - $200	$148	10%	45 - 55%
Darien Commons	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$110	50%	85 - 95%
Bala Cynwyd	Bala Cynwyd, PA	Demolition of two level department store building to construct a new six story building with 217 residential units, 16,000 square feet of retail and a two-story parking structure with 234 parking stalls	7%	$90 - $95	$4	—	—
Huntington	Huntington, NY	Demolition of the main two level building consisting of 161,000 square feet of anchor and small shop space to construct 102,000 square feet of new ground-level anchor and small shop retail space	7 - 8%	$80 - $85	$70	25%	60 - 70%

Property	Location	Opportunity	Projected ROI (4)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (5)
				(in millions)	(in millions)
Lawrence Park	Broomall, PA	Full shopping center redevelopment to include expansion of Main Line Health into vacant lower level space, creation of 17,800 square feet of small shop space converted from vacated anchor space, a new 2,000 square foot bank pad building, and a façade renovation for the entire center	8%	$17	$16	2024
Willow Grove	Willow Grove, PA	Development of a new 17,000 square foot multi-tenant pad building	7%	$11	$8	2024
Pike 7 Plaza	Vienna, VA	Development of a new 3,200 square foot pad building pre-leased to a restaurant tenant	8%	$3	$2	2024
Flourtown	Flourtown, PA	Development of a new 2,450 square foot bank pad building	6%	$2	$2	Stabilized
Dedham	Dedham, MA	Development of a new 4,000 square foot pad building with drive-thru pre-leased to a restaurant tenant	7%	$2	$2	Stabilized

Active Property Improvement Projects (6)		Ongoing improvements at 16 properties to better position those properties to capture a disproportionate amount of retail demand	6% - 13%	$78	$65
Notes:
(1)There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the ROI or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected returns on investment (ROI) and Projected Cost are management's best estimate based on current information and may change over time. Anticipated total cost, and projected ROI, and projected POI delivered are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)Projected ROI for mixed-use redevelopment/expansion projects reflects the unleveraged Property Operating Income (POI) generated by the project and is calculated as POI divided by cost. Projected POI delivered includes straight line rent.
(3)Projected costs for Pike & Rose include an allocation of infrastructure costs for the entire project. Santana West includes an allocation of infrastructure for the Santana West site.
(4)Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental POI generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects generally does not include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property but may for certain property improvement projects.
(5)Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.
(6)Property improvement projects generally consist of façade renovations, site improvements, landscaping, improved outdoor amenity spaces, and other upgrades to improve the overall look and environment of the property. These projects improve overall tenant and customer experiences, improve market rents, drive leasing demand, and/or provide outdoor spaces critical to meeting the needs of the current environment. Returns on these projects are typically seen over one to five years, however, some projects could extend beyond that. Projected ROI range reflects management's best estimate of the long term expected return on cost of these investments.

Federal Realty Investment Trust
Future Redevelopment and Expansion Opportunities
December 31, 2023

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Redevelopment Opportunities
Property	Location	Expansion/Conversion (4)	Residential (5)	Mixed Use - Long Term
Assembly Row (1)	Somerville, MA			✓
Andorra	Philadelphia, PA	✓
Bala Cynwyd	Bala Cynwyd, PA	✓	✓
Barracks Road	Charlottesville, VA	✓	✓
Bethesda Row	Bethesda, MD	✓	✓
Camelback Colonnade	Phoenix, AZ	✓	✓
Chelsea Commons	Chelsea, MA	✓
Dedham Plaza	Dedham, MA	✓
Escondido Promenade	Escondido, CA	✓
Fairfax Junction	Fairfax, VA	✓	✓
Federal Plaza	Rockville, MD		✓
Fresh Meadows	Queens, NY	✓
Friendship Center	Washington, DC	✓	✓
Grossmont Center	La Mesa, CA	✓
Hoboken	Hoboken, NJ		✓
Huntington	Huntington, NY		✓
Mercer Mall	Lawrenceville, NJ	✓
Pan Am	Fairfax, VA	✓	✓
Pike & Rose (2)	North Bethesda, MD			✓
Pike 7 Plaza	Vienna, VA			✓
Riverpoint Center	Chicago, IL	✓
Santana Row (3)	San Jose, CA			✓
Shops at Pembroke Gardens	Pembroke Pines, FL		✓
The AVENUE at White Marsh	White Marsh, MD		✓
Village at Shirlington	Arlington, VA		✓
Willow Grove	Willow Grove, PA	✓	✓
Willow Lawn	Richmond, VA		✓
Notes:
(1)Remaining entitlements at Assembly Row include approximately 1.5 million square feet of commercial-use buildings and 326 residential units.
(2)Remaining entitlements at Pike & Rose include approximately 530,000 square feet of commercial-use buildings and 741 residential units.
(3)Remaining entitlements at Santana Row include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 604,000 square feet of commercial space across from Santana Row.
(4)Property expansion/conversion includes opportunities at successful retail properties to convert previously underutilized land into new GLA, to convert other existing uses into more productive uses for the property, and/or to add both single tenant and multi-tenant stand alone pad buildings.
(5)Residential includes opportunities to add residential units to existing retail and mixed-use properties.

Federal Realty Investment Trust
Property Acquisition, Dispositions, & Other Transactions
December 31, 2023

Property Acquisition

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
January 31, 2023	Huntington Square (1)	East Northport, New York	168,000	$35.5	At Home / AMC
(1)The purchase price includes the acquisition of the portions of the property not previously owned, as well as the acquisition of the fee interest in the land underneath the portion of Huntington Square shopping center which we control under a long-term ground lease.
Other Investment Transactions
On May 26, 2023, we exercised our option and acquired the 22.3% tenancy in common ("TIC") interest from our co-owner at Escondido Promenade for $30.5 million, bringing our ownership interest to 100%. As a result of the transaction, we gained control of this property, and effective May 26, 2023, we have consolidated this property.
On October 12, 2023, we acquired the fee interest under a portion of our Mercer on One (formerly known as Mercer Mall) shopping center for $55.0 million pursuant to the purchase option included in the master lease.
Property Dispositions

Date	Property	City/State	Sales Price
			(in millions)
February 15, 2023	Town Center of New Britain	New Britain, Pennsylvania	$13.2
October 27, 2023	Third Street Promenade (1 building)	Santa Monica, California	$17.2
Financing Transactions
Issuances of Debt

Issuance Date	Debt	Principal Amount	Stated Interest Rate	Maturity Date
		(in millions)
April 12, 2023	5.375% Senior Notes (1)	$350.0	5.375%	May 1, 2028
December 28, 2023	Bethesda Row Mortgage Loan (2)	$200.0	SOFR + 0.95%	December 28, 2025
January 11, 2024	3.25% Exchangeable Senior Notes (3)	$485.0	3.25%	January 15, 2029
(1)The notes were offered at 99.590% of the principal amount with a yield to maturity of 5.468%. The net proceeds, after issuance discount, underwriting fees, and other costs were $345.7 million.
(2)We have two one-year extensions, at our option. The interest rate is effectively fixed at 5.03% through the initial maturity date, as a result of three interest rate swap agreements. Our net proceeds were $199.1 million, after debt issuance costs. Our subsidiary's obligations under the mortgage loan are guaranteed by Federal Realty OP LP (the "Operating Partnership").
(3)These notes were issued by the Operating Partnership and can be earlier exchanged, purchased, or redeemed on or after July 15, 2028. The Notes will be exchangeable for cash up to the principal amount of the Notes and, if applicable, cash, common shares of the Trust, or a combination thereof at our option, in respect of the remainder, if any, of the exchange obligation in excess of the principal amount subject to capped call transactions. Net proceeds after the initial purchaser’s discount and estimated offering costs were approximately $471 million, of which $19.4 million was used to pay the capped call premium. See our Form 8-K filing on January 11, 2024 for additional information on this transaction.
Repayments of Debt
The following senior unsecured notes were repaid at maturity:

Repayment Date	Debt	Payoff Amount
		(in millions)
June 1, 2023	2.75% Senior Notes	$275.0
January 16, 2024	3.95% Senior Notes	$600.0

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2023
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	% Occupied(1)	Average Rent PSF (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor (3)	Other Retail Tenants
			(in thousands)
California
Azalea	(4)	Los Angeles-Long Beach-Anaheim, CA	$109,352	22	226,000	100%	100%	$30.13			Walmart (S)	Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(4)(5)	Los Angeles-Long Beach-Anaheim, CA	119,259	32	330,000	97%	97%	$23.74		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd	(5)	Los Angeles-Long Beach-Anaheim, CA	13,983	1	42,000	73%	73%	$59.98				Banana Republic / True Food Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	92,236	22	239,000	85%	84%	$35.49		32,000	Sprouts	Total Wine & More / Alamo Ace Hardware
East Bay Bridge		San Francisco-Oakland-Hayward, CA	180,079	32	440,000	100%	100%	$20.45		199,000	Pak-N-Save / Target	Home Depot / Nordstrom Rack / Ulta / Michaels
Escondido Promenade		San Diego-Carlsbad, CA	135,199	18	298,000	98%	98%	$30.47			Target (S)	TJ Maxx / Dick’s Sporting Goods / Ross Dress for Less / Bob's Discount Furniture
Fourth Street	(4)	San Francisco-Oakland-Hayward, CA	27,882	3	71,000	81%	81%	$33.57				CB2
Freedom Plaza	(4)(5)	Los Angeles-Long Beach-Anaheim, CA	44,205	9	114,000	96%	96%	$31.21		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress for Less
Grossmont Center	(4)	San Diego-Carlsbad, CA	176,939	64	877,000	97%	97%	$14.75		294,000	Target / Walmart	Barnes & Noble / Macy's / CVS
Hastings Ranch Plaza	(5)	Los Angeles-Long Beach-Anaheim, CA	25,721	15	273,000	100%	100%	$9.15				Marshalls / HomeGoods / CVS
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	62,045	3	181,000	86%	86%	$36.58		39,000	Target	Marshalls / L.A. Fitness / CVS
Kings Court	(5)(6)	San Jose-Sunnyvale-Santa Clara, CA	11,615	8	81,000	98%	98%	$44.45		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	43,249	8	98,000	85%	85%	$45.15				Anthropologie / Sephora / Arhaus Furniture / Teleferic Barcelona
Olivo at Mission Hills	(4)	Los Angeles-Long Beach-Anaheim, CA	82,910	12	156,000	100%	100%	$34.13		32,000	Target	24 Hour Fitness / Ross Dress for Less / Ulta
Plaza Del Sol	(4)	Los Angeles-Long Beach-Anaheim, CA	17,917	4	48,000	96%	96%	$24.07			Superior Grocers (S)	Marshalls
Plaza El Segundo / The Point		Los Angeles-Long Beach-Anaheim, CA	309,449	50	502,000	98%	84%	$48.97		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(5)(6)	San Jose-Sunnyvale-Santa Clara, CA	52,094	22	213,000	100%	100%	$17.46		141,000	Trader Joe's / Walmart	24 Hour Fitness
Santana Row	(5)	San Jose-Sunnyvale-Santa Clara, CA	1,315,616	45	1,206,000	99%	98%	$57.98	662			Crate & Barrel / Container Store / H&M / Best Buy / Multiple Restaurants
Sylmar Towne Center	(4)	Los Angeles-Long Beach-Anaheim, CA	46,579	12	148,000	93%	90%	$17.89		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	80,381	2	185,000	69%	69%	$81.93				adidas / John Reed Fitness / Multiple Restaurants
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	157,479	44	648,000	91%	91%	$20.26		167,000	Target	Nordstrom Rack / Nike Factory / TJ Maxx / Ross Dress for Less
		Total California	3,104,189	428	6,376,000	95%	94%	$33.18

Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	51,519	10	113,000	100%	96%	$29.25		46,000	Harris Teeter
Bethesda Row	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	265,817	17	529,000	92%	92%	$58.78	180	40,000	Giant Food	Apple / Equinox / Anthropologie / Nike Live / Multiple Restaurants

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2023
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	% Occupied(1)	Average Rent PSF (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor (3)	Other Retail Tenants
			(in thousands)
Birch & Broad		Washington-Arlington-Alexandria, DC-VA-MD-WV	26,089	10	144,000	100%	100%	$38.63		51,000	Giant Food	CVS / Staples
Chesterbrook	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	46,333	9	89,000	81%	72%	$27.01		35,000	Safeway	Starbucks
Congressional Plaza	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	109,969	21	325,000	89%	89%	$42.82	194	25,000	The Fresh Market	Ulta / Barnes & Noble / Container Store / Buy Buy Baby
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,336	2	37,000	73%	73%	$26.15
Fairfax Junction	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	46,241	11	124,000	94%	92%	$25.80		23,000	Aldi	CVS / Planet Fitness
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	73,528	18	249,000	93%	90%	$37.26		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress for Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,256	1	54,000	100%	100%	$28.43				Marshalls / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,692	16	207,000	97%	96%	$31.06				Marshalls / Ross Dress for Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	27,385	10	133,000	90%	90%	$38.92		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	18,095	7	73,000	98%	83%	$48.18		30,000	Whole Foods
Kingstowne Towne Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	211,223	45	410,000	99%	99%	$27.67		135,000	Giant Food / Safeway	TJ Maxx / HomeGoods / Five Below / Ross Dress for Less
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	61,611	26	364,000	96%	96%	$24.36		61,000	Giant Food	Marshalls / L.A. Fitness / HomeGoods
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	172,499	36	369,000	99%	99%	$34.33		73,000	Giant Food / Target (S)	Marshalls / Home Depot Design Center / Old Navy / Burlington
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	95,403	29	565,000	98%	93%	$20.79		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Old Navy / Petsmart
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	14,683	10	90,000	95%	67%	$45.90		14,000	TBA	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	32,330	25	228,000	91%	91%	$24.49		65,000	Safeway	Micro Center / CVS / Michaels
Pike & Rose		Washington-Arlington-Alexandria, DC-VA-MD-WV	862,389	24	792,000	100%	100%	$45.07	765			Porsche / Uniqlo / REI / H&M / L.L Bean / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	55,874	13	172,000	97%	97%	$48.28		24,000	Lidl	TJ Maxx / DSW / Ulta
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,771	10	116,000	93%	93%	$33.97		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	41,118	16	271,000	81%	81%	$26.22		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	26,253	12	112,000	97%	95%	$28.45		26,000	L.A. Mart	Total Wine & More / Talbots
Twinbrooke Shopping Centre		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,137	10	101,000	93%	93%	$27.40		35,000	Safeway	Walgreens
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,164	5	48,000	88%	88%	$51.36		15,000	Trader Joe's
Village at Shirlington	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	73,474	16	267,000	88%	87%	$40.95		28,000	Harris Teeter	CVS / AMC / Multiple Restaurants

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2023
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	% Occupied(1)	Average Rent PSF (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor (3)	Other Retail Tenants
			(in thousands)
Westpost		Washington-Arlington-Alexandria, DC-VA-MD-WV	112,901	14	298,000	99%	88%	$32.74		79,000	Harris Teeter / Target	TJ Maxx / Ulta / Walgreens / DSW
Wildwood		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,542	12	88,000	100%	100%	$106.73		20,000	Balducci's	CVS / Multiple Restaurants
Total Washington Metropolitan Area			2,627,632	435	6,368,000	95%	93%	$36.88

NY Metro/New Jersey
Brick Plaza	(5)	New York-Newark-Jersey City, NY-NJ-PA	107,301	46	407,000	94%	94%	$22.39		14,000	Trader Joe's	AMC / HomeGoods / Ulta / Burlington
Brook 35	(4) (6)	New York-Newark-Jersey City, NY-NJ-PA	51,476	11	98,000	89%	89%	$39.97				Banana Republic / Gap / Williams-Sonoma
Darien Commons		Bridgeport-Stamford-Norwalk, CT	148,937	9	99,000	92%	92%	$46.87	124			Equinox / Walgreens / Multiple Restaurants
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	96,597	17	408,000	98%	91%	$39.96		32,000	Island of Gold / TBA	AMC / Kohl's / Planet Fitness
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	86,554	9	147,000	91%	91%	$42.72		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	33,835	13	103,000	79%	76%	$19.14		46,000	Greenlawn Farms	Planet Fitness
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748	1	35,000	100%	100%	$96.19				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	39,331	15	134,000	94%	94%	$26.83		61,000	Shop Rite	TJ Maxx / Five Below
Hoboken	(4) (7)	New York-Newark-Jersey City, NY-NJ-PA	228,281	4	171,000	99%	99%	$58.81	129			Nike Live / CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	105,811	21	138,000	91%	91%	$34.47			TBA	Petsmart / Michaels / REI / Ulta
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	50,677	18	243,000	98%	97%	$22.82			Stop & Shop (S)	Barnes & Noble / At Home / AMC
Melville Mall	(5)	New York-Newark-Jersey City, NY-NJ-PA	105,142	21	253,000	100%	100%	$29.83		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Macy's Backstage / Public Lands
Mercer on One (formerly Mercer Mall)	(5)	Trenton, NJ	116,427	50	551,000	94%	88%	$27.13		75,000	Shop Rite	Nike / Ross Dress for Less / Nordstrom Rack / REI / Tesla
The Grove at Shrewsbury	(4) (6)	New York-Newark-Jersey City, NY-NJ-PA	131,712	21	193,000	95%	95%	$50.98				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy Hills		New York-Newark-Jersey City, NY-NJ-PA	41,369	19	210,000	98%	95%	$23.07		65,000	Target	L.A. Fitness / Michaels
		Total NY Metro/New Jersey	1,367,198	275	3,190,000	95%	93%	$33.62

New England
Assembly Row / Assembly Square Marketplace		Boston-Cambridge-Newton, MA-NH	1,128,962	65	1,212,000	96%	92%	$39.63	947	18,000	Trader Joe's	TJ Maxx / AMC / Nike / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	31,132	15	114,000	94%	94%	$17.94		46,000	Roche Bros.	Burlington / Five Below
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	38,106	36	230,000	100%	100%	$14.79				Home Depot / Planet Fitness / CVS / Burlington
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	52,156	20	253,000	91%	91%	$22.39		80,000	Star Market	Planet Fitness

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2023
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	% Occupied(1)	Average Rent PSF (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor (3)	Other Retail Tenants
			(in thousands)
Linden Square		Boston-Cambridge-Newton, MA-NH	158,316	19	224,000	98%	95%	$50.81	7	50,000	Roche Bros.	CVS / Multiple Restaurants
North Dartmouth		Providence-Warwick, RI-MA	9,369	28	48,000	100%	100%	$17.22		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	19,662	17	149,000	99%	99%	$20.55		50,000	Big Y Foods	TJ Maxx / HomeGoods
		Total New England	1,437,703	200	2,230,000	96%	94%	$33.17

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	33,981	22	270,000	87%	86%	$14.99		24,000	Acme Markets	TJ Maxx / Kohl's / L.A. Fitness / Five Below
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	76,829	23	174,000	97%	97%	$37.04	87	45,000	Acme Markets	Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	38,664	28	260,000	98%	95%	$17.83		47,000	Whole Foods	Five Below / RH Outlet / Buy Buy Baby
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	19,653	24	158,000	96%	96%	$22.42		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	24,958	21	223,000	99%	99%	$18.89		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	64,945	29	357,000	97%	94%	$24.39		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	35,658	15	214,000	81%	81%	$22.61			Lidl (S)	Marshalls / Ulta / Skechers / Crunch Fitness
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	49,980	13	85,000	98%	98%	$24.20		31,000	TBA	Marshalls / Five Below
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	44,383	14	246,000	76%	73%	$32.09	9	98,000	Giant Food	Old Navy / DSW
Total Philadelphia Metropolitan Area			389,051	189	1,987,000	92%	90%	$23.21

South Florida
CocoWalk	(4) (8)	Miami-Fort Lauderdale-West Palm Beach, FL	204,104	3	277,000	100%	99%	$46.70				Cinepolis Theaters / Youfit Health Club / Multiple Restaurants
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	75,782	17	187,000	98%	96%	$24.35		44,000	Winn Dixie	CVS / L.A. Fitness
Shops at Pembroke Gardens		Miami-Fort Lauderdale-West Palm Beach, FL	181,512	41	392,000	94%	90%	$32.43				Nike Factory / Old Navy / DSW / Barnes & Noble
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	105,292	67	431,000	99%	99%	$28.08		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	566,690	128	1,287,000	98%	96%	$32.92

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	34,997	24	243,000	100%	99%	$20.42		16,500	Aldi	Dick's Sporting Goods / Ross Dress for Less / Petco / Bob's Discount Furniture
Perring Plaza		Baltimore-Columbia-Towson, MD	37,693	29	397,000	88%	74%	$17.29		57,000	TBA	Home Depot / Dick's Sporting Goods / Micro Center
THE AVENUE at White Marsh	(6)	Baltimore-Columbia-Towson, MD	133,524	35	315,000	96%	90%	$29.08				AMC / Ulta / Old Navy / Nike
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	19,517	4	33,000	100%	100%	$54.10
White Marsh Plaza		Baltimore-Columbia-Towson, MD	27,061	7	80,000	98%	98%	$24.09		54,000	Giant Food

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2023
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	% Occupied(1)	Average Rent PSF (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor (3)	Other Retail Tenants
			(in thousands)
White Marsh Other		Baltimore-Columbia-Towson, MD	27,933	16	56,000	87%	87%	$36.87
		Total Baltimore	280,725	115	1,124,000	94%	87%	$24.24

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	36,710	14	168,000	96%	96%	$23.72				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	39,714	21	281,000	53%	53%	$20.35				Michaels / Five Below / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	16,086	11	139,000	96%	96%	$14.92		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	122,597	17	211,000	95%	95%	$22.14		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	215,107	63	799,000	81%	81%	$20.63

Other
Barracks Road		Charlottesville, VA	75,656	40	495,000	88%	88%	$28.55		99,000	Harris Teeter / Kroger	Anthropologie / Old Navy / Ulta / Michaels
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	36,992	22	264,000	88%	88%	$15.20		74,000	Stop & Shop	TJ Maxx / Burlington
Camelback Colonnade	(4)	Phoenix-Mesa-Chandler, AZ	180,534	41	642,000	90%	86%	$18.47		82,000	Fry's Food & Drug	Marshalls / Nordstrom Last Chance / Best Buy / Floor & Décor
Gratiot Plaza		Detroit-Warren-Dearborn, MI	19,962	20	216,000	78%	78%	$13.43		69,000	Kroger	Best Buy / DSW
Hilton Village	(4)(5)	Phoenix-Mesa-Chandler, AZ	86,419	18	305,000	94%	90%	$33.92				CVS / Houston's
Lancaster	(5)	Lancaster, PA	8,796	11	126,000	99%	99%	$19.28		75,000	Giant Food	AutoZone
29th Place		Charlottesville, VA	40,869	15	168,000	98%	98%	$20.61				HomeGoods / DSW / Staples
Willow Lawn		Richmond, VA	108,664	37	462,000	99%	97%	$22.46		66,000	Kroger	Old Navy / Ross Dress for Less / Gold's Gym / Dick's Sporting Goods / Ulta
		Total Other	557,892	204	2,678,000	91%	90%	$22.33

Grand Total			$10,546,187	2,037	26,039,000	94%	92%	$31.60	3,104

Notes:
(1)	Represents the GLA and the percentage leased and percentage occupied of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(2)	Calculated as the aggregate, annualized in-place contractual (defined as cash basis excluding rent abatements) minimum rents for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(3)	TBA indicates that a lease is signed.
(4)	The Trust has a controlling financial interest in this property.
(5)	All or a portion of this property is owned pursuant to a ground lease.
(6)	All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	This property includes 40 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(8)	This property includes CocoWalk and interests in four buildings in Coconut Grove.
(S)	Grocer is a shadow anchor located adjacent to the property, but is not part of the owned property.

Federal Realty Investment Trust
Retail Leasing Summary (1)
December 31, 2023

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft. (PSF)	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2023	100	100%	393,761	$44.57	$39.97	$1,811,782	12%	23%	7.4	$13,762,615	$34.95
3rd Quarter 2023	100	100%	552,765	$34.51	$31.17	$1,848,740	11%	21%	8.8	$17,240,180	$31.19
2nd Quarter 2023	107	100%	576,345	$35.34	$33.09	$1,295,986	7%	19%	6.8	$9,582,941	$16.63
1st Quarter 2023	101	100%	504,502	$34.72	$31.20	$1,777,121	11%	24%	8.8	$19,911,347	$39.47
Total - 12 months	408	100%	2,027,373	$36.75	$33.43	$6,733,629	10%	22%	7.9	$60,497,083	$29.84

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2023	45	45%	234,729	$38.77	$33.46	$1,247,214	16%	28%	9.4	$12,989,353	$55.34
3rd Quarter 2023	56	56%	410,575	$28.18	$24.91	$1,340,705	13%	27%	11.0	$16,926,600	$41.23
2nd Quarter 2023	42	39%	128,861	$42.96	$37.91	$651,591	13%	30%	8.3	$8,784,091	$68.17
1st Quarter 2023	40	40%	242,022	$35.60	$32.66	$710,823	9%	23%	11.9	$19,167,487	$79.20
Total - 12 months	183	45%	1,016,187	$34.27	$30.38	$3,950,333	13%	27%	10.4	$57,867,531	$56.95

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2023	55	55%	159,032	$53.12	$49.57	$564,568	7%	19%	5.3	$773,262	$4.86
3rd Quarter 2023	44	44%	142,190	$52.80	$49.23	$508,035	7%	13%	5.4	$313,580	$2.21
2nd Quarter 2023	65	61%	447,484	$33.15	$31.71	$644,395	5%	15%	6.2	$798,850	$1.79
1st Quarter 2023	61	60%	262,480	$33.92	$29.85	$1,066,298	14%	24%	5.8	$743,860	$2.83
Total - 12 months	225	55%	1,011,186	$39.25	$36.50	$2,783,296	8%	17%	5.8	$2,629,552	$2.60

Total Lease Summary - Comparable and Non-comparable (2) (8)
Quarter				Number of Leases Signed	% of Comparable Leases	GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2023				102	98%	398,378		$44.64	7.5	$14,057,750	$35.29
3rd Quarter 2023				105	95%	565,496		$35.00	8.9	$18,301,660	$32.36
2nd Quarter 2023				112	96%	602,911		$35.72	6.9	$11,511,825	$19.09
1st Quarter 2023				107	94%	524,286		$35.05	8.8	$20,974,263	$40.01
Total - 12 months				426	96%	2,091,071		$37.06	8.0	$64,845,498	$31.01

Total Lease Summary - Comparable, Non-comparable, and Option Exercises (2) (8) (9)
Quarter				Number of Leases Signed		GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2023				139		696,428		$38.73	6.8	$14,057,726	$20.19
3rd Quarter 2023				137		1,047,182		$28.19	7.6	$18,301,660	$17.48
2nd Quarter 2023				141		938,977		$31.92	6.3	$11,511,825	$12.26
1st Quarter 2023				130		781,061		$31.50	7.9	$20,974,263	$26.85
Total - 12 months				547		3,463,648		$32.06	7.1	$64,845,474	$18.72

Notes:
(1)	Information reflects activity in retail spaces only for consolidated properties and Escondido Promenade, which was not consolidated from Q3 2022 through Q1 2023; office and residential spaces are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Contractual option exercises are not included unless they are fair market value options.
(3)	Contractual rent represents annual rent under the new lease.
(4)	Prior rent represents contractual rent, including percentage rent, from the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the lease.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8)	The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase III of both of our Assembly Row and Pike & Rose projects and Phase IV of Pike & Rose. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed are included in the projected costs for the respective projects.
(9)	Option exercises reflect a fixed rate contractual option under the lease agreement that was exercised during the period reflected.

Federal Realty Investment Trust
Lease Expirations
December 31, 2023

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2024	1,132,000	7%	$19.65	749,000	9%	$43.20	1,881,000	8%	$29.02
2025	2,258,000	14%	$19.21	1,141,000	14%	$41.51	3,400,000	14%	$26.70
2026	1,174,000	7%	$23.03	943,000	12%	$49.21	2,118,000	9%	$34.69
2027	1,986,000	12%	$26.03	1,017,000	13%	$51.16	3,003,000	12%	$34.54
2028	1,666,000	10%	$21.02	1,024,000	13%	$51.83	2,689,000	11%	$32.75
2029	2,044,000	13%	$24.50	898,000	11%	$48.13	2,942,000	12%	$31.71
2030	789,000	5%	$19.90	376,000	5%	$51.94	1,165,000	5%	$30.24
2031	711,000	5%	$25.27	453,000	6%	$46.35	1,165,000	5%	$33.48
2032	1,649,000	10%	$29.30	580,000	7%	$46.78	2,228,000	9%	$33.85
2033	909,000	6%	$25.28	465,000	6%	$46.27	1,374,000	6%	$32.38
Thereafter	1,750,000	11%	$26.48	300,000	4%	$48.39	2,049,000	9%	$29.69
Total (3)	16,068,000	100%	$23.69	7,946,000	100%	$47.59	24,014,000	100%	$31.60

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2024	831,000	5%	$19.88	664,000	8%	$42.53	1,495,000	6%	$29.94
2025	838,000	5%	$16.08	754,000	9%	$39.60	1,592,000	7%	$27.22
2026	359,000	3%	$28.48	552,000	7%	$48.95	911,000	4%	$40.89
2027	471,000	3%	$21.24	535,000	7%	$50.25	1,006,000	4%	$36.66
2028	464,000	3%	$19.82	549,000	7%	$47.59	1,014,000	4%	$34.86
2029	665,000	4%	$24.11	514,000	6%	$47.78	1,179,000	5%	$34.44
2030	477,000	3%	$23.92	410,000	5%	$49.28	887,000	4%	$35.64
2031	356,000	2%	$20.66	380,000	5%	$49.98	736,000	3%	$35.78
2032	345,000	2%	$31.94	464,000	6%	$52.35	809,000	3%	$43.63
2033	316,000	2%	$24.28	450,000	6%	$56.71	766,000	3%	$43.34
Thereafter	10,946,000	68%	$24.47	2,674,000	34%	$47.29	13,619,000	57%	$28.95
Total (3)	16,068,000	100%	$23.69	7,946,000	100%	$47.59	24,014,000	100%	$31.60

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents on a cash-basis without taking the impacts of rent abatements into account) rent as of December 31, 2023.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of December 31, 2023.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
December 31, 2023

	As of:
	December 31, 2023	September 30, 2023	December 31, 2022

Commercial Properties

Overall Portfolio (1)(2)
Gross Leasable Area (GLA)	26,039,000	26,093,000	25,810,000
Leased %	94.2%	94.0%	94.5%
Occupied %	92.2%	92.3%	92.8%
Leased % - anchor tenants	96.0%	95.8%	96.9%
Leased % - small shop tenants	90.7%	90.7%	90.0%
Active commercial tenant leases	3,277	3,285	3,261

Comparable Properties (1)
GLA	24,538,000	24,593,000	24,578,000
Leased %	94.0%	93.9%	94.4%
Occupied %	92.0%	92.1%	92.7%

Residential Properties

Overall Portfolio (1)(2)
Residential units	3,104	3,104	3,039
Leased %	95.9%	97.8%	95.7%

Comparable Properties (1)
Residential units	2,480	2,480	2,480
Leased %	95.9%	97.7%	96.3%

Notes:
(1)	See Glossary of terms.
(2)	Excludes redevelopment square footage and residential units not yet placed in service.

Federal Realty Investment Trust
Summary of Top 25 Tenants
December 31, 2023

Rank	Tenant Name	Credit Ratings (S&P/Moody's) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	TJX Companies, The	A / A2	$23,443,000	2.71%	1,147,000	3.97%	37
2	Ahold Delhaize	BBB+ / Baa1	$14,960,000	1.73%	776,000	2.68%	12
3	NetApp, Inc.	BBB+ / Baa2	$14,769,000	1.71%	304,000	1.05%	1
4	Splunk, Inc.	NR / NR	$12,639,000	1.46%	235,000	0.81%	1
5	CVS Corporation	BBB / Baa2	$11,225,000	1.30%	288,000	1.00%	21
6	Gap, Inc., The	BB / Ba3	$11,038,000	1.27%	320,000	1.11%	29
7	L.A. Fitness International LLC	B- / B3	$10,900,000	1.26%	415,000	1.43%	10
8	Albertsons Companies Inc. (Acme, Balducci's, Safeway)	BB+ / Ba2	$8,588,000	0.99%	568,000	1.96%	11
9	Ross Stores, Inc.	BBB+ / A2	$7,554,000	0.87%	365,000	1.26%	13
10	Home Depot, Inc.	A / A2	$7,485,000	0.86%	478,000	1.65%	6
11	Kroger Co., The	BBB / Baa1	$7,166,000	0.83%	611,000	2.11%	12
12	AMC Entertainment Inc.	CCC+ / Caa2	$7,106,000	0.82%	283,000	0.98%	6
13	PUMA North America, Inc.	NR / NR	$6,963,000	0.80%	155,000	0.54%	2
14	Dick's Sporting Goods, Inc.	BBB / Baa3	$6,831,000	0.79%	358,000	1.24%	7
15	Bank of America, N.A.	A- / A1	$6,682,000	0.77%	115,000	0.40%	22
16	Target Corporation	A / A2	$6,310,000	0.73%	627,000	2.17%	7
17	Ulta Beauty, Inc.	NR / NR	$6,292,000	0.73%	182,000	0.63%	17
18	Michaels Stores, Inc.	CCC+ / B3	$5,774,000	0.67%	316,000	1.09%	14
19	Choice Hotels International, Inc.	BBB- / Baa3	$5,588,000	0.65%	109,000	0.38%	1
20	Hudson's Bay Company (Saks)	NR / NR	$5,155,000	0.60%	100,000	0.35%	3
21	Starbucks Corporation	BBB+ / Baa1	$5,007,000	0.58%	73,000	0.25%	41
22	Wells Fargo Bank, N.A.	BBB+ / A1	$4,948,000	0.57%	63,000	0.22%	15
23	JPMorgan Chase Bank	A- / A1	$4,948,000	0.57%	77,000	0.27%	19
24	Burlington Stores, Inc.	BB+ / NR	$4,939,000	0.57%	280,000	0.97%	7
25	DSW, Inc	NR / NR	$4,853,000	0.56%	216,000	0.75%	11
	Totals - Top 25 Tenants		$211,163,000	24.39%	8,461,000	29.25%	325

	Total (5):		$865,747,000	(2)	28,926,000	(4)

Notes:
(1)	Credit Ratings are as of December 31, 2023. Subsequent rating changes have not been reflected.
(2)	See Glossary of Terms.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
December 31, 2023

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2024.

	Full Year 2024 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$2.72	$2.94
Adjustments:
Estimated depreciation and amortization	3.93	3.93
Estimated FFO per diluted share	$6.65	$6.87
Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Guidance Assumptions (1):

Comparable properties growth	2% - 3.5%
Comparable properties growth excluding prior period rents and lease termination fees	2.5% - 4%
Prior period rents (2)	$2 - $3 million
Lease termination fees	$4 - $7 million
Incremental redevelopment/expansion POI (3)	$9 - $12 million
General and administrative expenses	$48 - $52 million
Development/redevelopment capital	$100 - $150 million
Capitalized interest	$18 - $21 million
Notes:
(1)Does not assume the impact of potential acquisitions or dispositions which have not closed as of January 31, 2024.
(2)Reflects amounts which were contractually deferred or payments renegotiated specifically related to the COVID-19 pandemic.
(3)Includes the expected additional POI to be recognized in 2024 compared to the amount recognized in 2023 from all of the redevelopments listed on page 16. Does not include any additional POI from "Active Property Improvement Projects."

Glossary of Terms
EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate and change in control of interest, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months and years ended December 31, 2023 and 2022 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in thousands)
Net income	$67,090	$117,692	$247,217	$395,661
Interest expense	42,974	38,282	167,809	136,989
Other interest income	(912)	(585)	(4,687)	(1,072)
Income tax (benefit) provision	(495)	21	167	656
Depreciation and amortization	82,421	79,165	321,763	302,409
Gain on deconsolidation of VIE	—	—	—	(70,374)
Gain on sale of real estate	(8,179)	(63,760)	(9,881)	(93,483)
Adjustments of EBITDAre of unconsolidated affiliates	1,982	3,436	10,306	6,534
EBITDAre	$184,881	$174,251	$732,694	$677,320

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.
Overall Portfolio: Includes all operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period, excluding leases at properties sold during the quarter or under contract to be sold. The comparison between the rent for expiring leases and new leases is determined by including contractual rent on the expiring lease, including percentage rent, and the comparable annual rent and in some instances, projections of percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgement as to how to most effectively reflect the comparability of rents reported in the calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure.
Tenant Improvements and Incentives: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.
General: Property related statistics are the for the consolidated property portfolio except where noted.